Exhibit 99.1

GREAT ELM CAPITAL CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Company to Host Quarterly Conference Call and Webcast at 11:00 AM ET Today

WALTHAM, Mass., March 4, 2022 – Great Elm Capital Corp. (“we,” “us,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced its financial results for the fourth quarter and year ended December 31, 2021. Effective February 28, 2022, GECC implemented a 6-for-1 reverse split of its outstanding common stock and all per share amounts below are presented on a split adjusted basis unless otherwise noted.

Today GECC Announces
•	It is seeking to raise capital to fund its specialty finance strategy.
•	New board leadership with the appointment of two new board members, including a new chairman, with extensive investment, financial, and operational experience.
•	A CEO transition with Matt Kaplan assuming the CEO role to execute on a strategy anchored in growing GECC’s specialty finance platform alongside a less concentrated, performing credit portfolio.
•	Our Board of Directors has approved a quarterly dividend of $0.45 per share for the second quarter of 2022, equating to a 10.8% annualized yield on pro forma NAV per share.
•
Great Elm Capital Management, Inc., GECC’s external investment advisor, has indicated that it intends to waive all accrued incentive fees as of March 31, 2022, provided GECC’s shareholders approve a proposal to reset the incentive fee total return hurdle. As of December 31, 2021 there were approximately $4.9 million, or $1.08 per share, of accrued fees held on GECC’s balance sheet.

•
If that waiver is obtained, we would expect to recognize the reversal of these accrued fees during the period ending March 31, 2022, contingent upon approval of the new incentive fee hurdles by GECC’s stockholders, resulting in a corresponding increase in income and increase in net asset value in such period (subject to any offsetting additional expenses or losses).

Financial and Operating Highlights
•	Net investment income (“NII”) for the quarter ended December 31, 2021 was $7.1 million, or $1.58 per share.
•
NII for the quarter ended December 31, 2021 was positively impacted by the reversal of approximately $5.2 million of previously accrued incentive fees associated with our investments in the secured debt of Avanti that have been deemed unlikely to be collected.

•	Net assets were approximately $74.6 million on December 31, 2021, as compared to $99.4 million on September 30, 2021, and $79.6 million on December 31, 2020.
•	Net assets for the quarter ended December 31, 2021 were negatively impacted by approximately $26.6 million of unrealized depreciation from investments in Avanti.
•	NAV per share was $16.63 as of December 31, 2021, as compared to $22.17 as of September 30, 2021, and $20.74 as of December 31, 2020.
•	As of December 31, 2021, GECC’s asset coverage ratio was approximately 151.1%, compared to 163.8% as of September 30, 2021, and 167.1% as of December 31, 2020.

•	On February 3, 2022, we acquired a majority ownership interest in Sterling Commercial Credit (“Sterling”), a provider of asset-based loans to middle market companies throughout the United States.
•
On February 18, 2021, GECC entered into a joint venture with Utica Leaseco, LLC (“Utica”), an established equipment finance company, for the purpose of co-investing in proprietary equipment financings originated by Utica.

Management Commentary

“Our investment in Avanti has negatively impacted our portfolio value,” said Matt Kaplan, GECC’s newly appointed Chief Executive Officer.  “We recognize the negative consequences of this investment and are ready to re-set GECC. The strategic plan to move forward is supported by our board and large shareholders.  We have made significant strides to grow our portfolio of specialty finance solutions with the ability to service the lending needs of small businesses at varying stages of their development.”

Michael Keller, President of Great Elm Specialty Finance, said “Post quarter end, we grew our specialty finance business with the acquisition of a majority ownership stake in Sterling Commercial Credit and agreed to a joint venture with Utica. Coupled with portfolio companies Prestige Capital Finance and Lenders Funding, Sterling Commercial Credit and the JV with Utica should broaden GECC’s product offerings to its customers and provide proprietary, attractive, risk-adjusted returns for shareholders.”

Financial Highlights – Per Share Data(1)

	Q4/2020[1]	Q1/2021[1]	Q2/2021[1]	Q3/2021[1]	Q4/2021[1]
Earnings Per Share (“EPS”)	($2.60)	$3.22	$0.63	($0.79)	($4.95)
Net Investment Income (“NII”) Per Share	$0.44	$0.39	$0.54	$0.39	$1.58
Net Realized Gains / (Losses) Per Share	$0.21	($0.84)	$(0.60)	$0.42	($1.26)
Net Unrealized Gains / (Losses) Per Share	($3.25)	$3.67	$0.69	($1.60)	($5.27)
Net Asset Value Per Share at Period End	$20.74	$23.36	$23.40	$22.17	$16.63
Distributions Paid / Declared Per Share	$1.49	$0.60	$0.60	$0.60	$0.60

Portfolio and Investment Activity

As of December 31, 2021, GECC held total investments of $212.1 million at fair value, as follows:

•
45 debt investments, totaling approximately $149.8 million and representing 70.6% of the fair market value of our total investments. Secured debt investments comprised a substantial majority of the fair market value of our debt investments.

•	5 income generating equity investments, totaling approximately $45.7 million, representing 21.5% of the fair market value of our total investments.
•	9 other equity investments, totaling approximately $13.6 million and representing 6.4% of the fair market value of our total investments.
•
Special Purpose Acquisition Company (SPAC) instruments totaling approximately $3.1 million, which consist of SPAC common stock and warrants, representing approximately 1.4% of the fair market value of our total investments.

As of December 31, 2021, the weighted average current yield on our debt portfolio was 10.8%. Floating rate instruments comprised approximately 45.3% of the fair market value of debt investments.

During the quarter ended December 31, 2021, we deployed approximately $34.2 million into 23 investments(2) at a weighted average current yield of 8.2%.

During the quarter ended December 31, 2021, we monetized, in part or in full, 26 investments for approximately $34.1 million(3) excluding SPACs, at a weighted average current yield of 7.4%. We also monetized $6.2 million of SPAC securities during the period, bolstering our liquidity profile.

Financial Review
Total investment income for the quarter ended December 31, 2021 was approximately $6.4 million, or $1.42 per share. Net expenses for the quarter ended December 31, 2021 were approximately $0.8 million, or $0.16 per share. Total expenses were positively impacted by certain one-time items, primarily related to the reversal of approximately $5.2 million of previously accrued incentive fees associated with our investments in the secured debt of Avanti that have been deemed unlikely to be collected.

Net realized losses for the quarter ended December 31, 2021 were approximately ($5.7) million, or ($1.26) per share. Net unrealized depreciation from investments for the quarter ended December 31, 2021 was approximately ($23.6) million, or ($5.27) per share. Net unrealized depreciation from investments was negatively impacted by approximately $26.6 million related to our investments in Avanti. Investments in Avanti’s 1.5 lien term loan and 2nd lien notes, totaling approximately $3.9 million of fair value as of December 31, 2021 and $26.5 million of fair value as of September 30, 2021, were placed on nonaccrual as of October 1, 2021. As of December 31, 2021, the fair value of our investments in Avanti was approximately $8.1 million or 3.8% of portfolio fair value.

Liquidity and Capital Resources
As of December 31, 2021, our cash balance was approximately $9.1 million, exclusive of holdings of United States Treasury Bills.

Total debt outstanding (par value) as of December 31, 2021 was $145.9 million, comprised of our 6.50% senior notes due June 2024 (NASDAQ: GECCN), our 6.75% senior notes due January 2025 (NASDAQ: GECCM), and our 5.875% senior notes due June 2026 (NASDAQ: GECCO). We also have $25.0 million revolving credit facility due May 2024, which was undrawn as of December 31, 2021.

Subsequent Events
On January 27, 2022, we announced that our Board of Directors approved a 6-for-1 reverse stock split of our outstanding common stock. On February 28, 2022, the reverse stock split of our outstanding common stock became effective. As a result, every six shares of our issued and outstanding common stock were converted into one share of issued and outstanding common stock. Fractional shares to be received as a result of the reverse stock split were redeemed for cash at $2.98 per share on a pre-split basis ($17.88 pro forma for the reverse split), the closing market price February 25, 2022. Pro forma, our fully diluted share count is 4.6 million and our NAV per share is $16.63.

On February 3, 2022, we acquired a majority ownership interest in Sterling, a provider of asset-based loans to middle market companies throughout the United States, for total consideration of approximately $7.5 million which consisted of $4.9 million of cash and $2.6 million of our common stock issued at NAV. In connection with the acquisition, we also provided subordinated debt to Sterling to fund growth initiatives. The majority of the proceeds from the transaction were retained by Sterling to help support the growth of the business. Founder and CEO Edwin Small will continue to lead the business and will maintain an equity interest. Michael Keller, President of Great Elm Specialty Finance, became Chairman of Sterling’s Board of Managers.

On February 18, 2022, the Company entered into a joint venture with Utica Leaseco. LLC (“Utica”) for the purpose of co-investing in proprietary equipment financing originated by Utica. Utica has been providing customized equipment loan and lease options for businesses of all sizes throughout the continental U.S. since 2005. This transaction remains subject to the approval of Utica’s senior lender.

Leadership Update
Today we announce the following leadership changes: GECC names Matt Kaplan as CEO, as Peter Reed resigns his position with the Company. Mr. Kaplan has served as the Portfolio Manager for GECC since October 2020 and has an extensive background in credit investing, both on the buy and sell sides. In addition to Mr. Kaplan’s appointment as CEO, the Company announced that Matthew Drapkin, CEO & Portfolio Manager of Northern Right Capital, has been named Chairman of the Board, effective immediately. Joining Mr. Drapkin on the Board of Directors as a new appointment is Richard Cohen, President of Richard M. Cohen Consultants, as Audit Chair. Board Members concluding service with the company include Peter Reed, Michael Speller, and Revell Horsey.

Distributions
On November 5, 2021, we announced that our Board of Directors approved a quarterly dividend of $0.60 per share (on a post-split basis) for the quarter ending March 31, 2022.  The first quarter distribution will be payable on March 30, 2022 to stockholders of record as of March 15, 2022.

In addition, our Board of Directors has approved a $0.45 per share cash distribution for the quarter ending June 30, 2022. Annualized, the distribution equates to an 11.9% dividend yield on our closing market price on March 3, 2022 of $15.9 and a 10.8% dividend yield on our pro forma NAV of $16.63 per share. The record and payment dates for the distribution are expected to be set in the second quarter, pursuant to authority granted by our Board of Directors.

Conference Call and Webcast
GECC will discuss these results in a conference call on Friday, March 4, 2022, at 11:00 a.m. ET.

Conference Call Details
Date/Time:              Friday, March 4, 2022 – 11:00 a.m. ET

Participant Dial-In Numbers:
(United States):       844-820-8297
(International):        661-378-9758

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in .pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website at http://www.investor.greatelmcc.com/events-and-presentations/presentations after the issuance of the earnings release.

Webcast
The call and presentation will also be simultaneously webcast over the Internet via the Investor Relations section of GECC’s website or by clicking on the conference call link:

https://edge.media-server.com/mmc/p/8728zwhu%20.

About Great Elm Capital Corp.
Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:
(1) The per share figures are based on a weighted average outstanding share count for the respective period, pro forma for the 6-for-1 reverse stock split effective on February 28, 2022.
(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.
(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations
+1 (617) 375-3006
investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)
Dollar amounts in thousands (except per share amounts)

		December 31, 2021	December 31, 2020
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $175,800 and $147,494, respectively)		$164,203	$112,116
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $199,995 and $74,997, respectively)		199,995	74,998
Affiliated investments, at fair value (amortized cost of $129,936 and $109,840, respectively)		10,861	29,289
Controlled investments, at fair value (amortized cost of $32,649 and $7,630, respectively)		37,085	10,243
Total investments		412,144	226,646

Cash and cash equivalents		9,132	52,582
Restricted cash		13	600
Receivable for investments sold		766	-
Interest receivable		1,811	2,423
Dividends receivable		1,540	-
Due from portfolio company		136	837
Due from affiliates		17	-
Deferred financing costs		376	-
Prepaid expenses and other assets		379	240
Total assets		$426,314	$283,328

Liabilities
Notes payable (including unamortized discount of $3,935 and $3,065, respectively)		$141,998	$115,661
Payable for investments purchased		203,575	75,511
Interest payable		29	328
Distributions payable		-	1,911
Accrued incentive fees payable		4,854	9,176
Due to affiliates		1,012	764
Accrued expenses and other liabilities		290	362
Total liabilities		$351,758	$203,713

Commitments and contingencies		$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 4,484,278 shares issued and outstanding and 3,838,242 shares issued and outstanding, respectively)	(1)	$45	$38
Additional paid-in capital		245,531	230,696
Accumulated losses		(171,020)	(151,119)
Total net assets		$74,556	$79,615
Total liabilities and net assets		$426,314	$283,328
Net asset value per share	(1)	$16.63	$20.74

GREAT ELM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Dollar amounts in thousands (except per share amounts)

	For the Year Ended December 31,
	2021	2020	2019
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$13,100	$12,740	$17,087
Non-affiliated, non-controlled investments (PIK)	387	22	-
Affiliated investments	910	981	858
Affiliated investments (PIK)	4,874	5,218	4,158
Controlled investments	646	249	1,411
Controlled investments (PIK)	-	-	684
Total interest income	19,917	19,210	24,198
Dividend income from:
Non-affiliated, non-controlled investments	1,713	867	470
Controlled investments	2,634	2,240	1,600
Total dividend income	4,347	3,107	2,070
Other income from:
Non-affiliated, non-controlled investments	683	125	142
Non-affiliated, non-controlled investments (PIK)	-	368	-
Affiliated investments	-	-	2
Affiliated investments (PIK)	282	75	565
Controlled investments	25	12	61
Total other income	990	580	770
Total investment income	$25,254	$22,897	$27,038
Expenses:
Management fees	$3,182	$2,511	$2,953
Incentive fees	(4,323)	1,020	2,735
Administration fees	673	729	987
Custody fees	54	51	57
Directors’ fees	233	198	200
Professional services	1,937	1,441	833
Interest expense	10,428	9,126	7,636
Other expenses	737	655	491
Total expenses	12,921	15,731	15,892
Net investment income before taxes	$12,333	$7,166	$11,146
Excise tax	$48	$17	$209
Net investment income	$12,285	$7,149	$10,937
Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$(5,770)	$(9,604)	$1,146
Affiliated investments	(4,162)	-	-
Controlled investments	293	(1,382)	154
Realized gain on repurchase of debt	-	1,237	-
Total net realized gain (loss)	(9,639)	(9,749)	1,300
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	19,019	(14,520)	(11,316)
Affiliated investments	(33,763)	(18,455)	(7,907)
Controlled investments	1,823	3,619	(561)
Total net change in unrealized appreciation (depreciation)	(12,921)	(29,356)	(19,784)
Net realized and unrealized gains (losses)	$(22,560)	$(39,105)	$(18,484)
Net increase (decrease) in net assets resulting from operations	$(10,275)	$(31,956)	$(7,547)
Net investment income per share (basic and diluted)(1)	$3.02	$3.22	$6.40
Earnings per share (basic and diluted)(1)	$(2.52)	$(14.41)	$(4.42)
Weighted average shares outstanding (basic and diluted)(1)	4,073,454	2,218,244	1,708,263

(1)
Authorized, issued and outstanding shares of common stock, weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.